                                    EXHIBIT B

                             JOINT FILING AGREEMENT


             The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is accurate.


Dated this 7th day of June, 2000.

                              The TCW Group, Inc.

                                  By: /s/ Linda D. Barker
                                      -------------------
                                      Linda D. Barker
                                      Authorized Signatory







                              Robert Day

                                  By: /s/ Linda D. Barker
                                      -------------------
                                      Linda D. Barker
                                      Under Power of Attorney dated March 31,
                                      2000, on File with Schedule 13G for Cox
                                      Radio, Inc. dated May 9, 2000.

                                     B-1